
                                                       Financial Statement 1-B


                        NEW ENGLAND ELECTRIC SYSTEM
                           (Parent Company Only)
                            Statement of Income
                   Twelve Months Ended December 31, 1996
                                (Unaudited)
                                                         (In Thousands)
Equity in earnings of subsidiaries                           $ 215,100
Interest income - subsidiaries                                     634
                                                             ---------
      Total income from subsidiaries                           215,734
Other income                                                       107
                                                             ---------
      Total income                                             215,841

Corporate and fiscal expenses (includes $1,300,000 for
 cost of services billed by an affiliated company)               6,602
Federal income taxes                                              (169)
                                                             ---------
      Income before interest                                   209,408
Interest                                                           316
                                                             ---------
      Net income                                             $ 209,092
                                                             =========


                      Statement of Retained Earnings


Retained earnings at beginning of period                     $ 831,529
Net income                                                     209,092
Dividends declared on common shares                           (153,329)
                                                             ---------
Retained earnings at end of period                           $ 887,292
                                                             =========
